As filed with the Securities and Exchange Commission on June 27, 2003

                                                    Registration No. 333-106138

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM S-3/A
                               AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933



                          Altair Nanotechnologies Inc.
             (Exact name of registrant as specified in its charter)

         Canada                                                     None
- -------------------------------                           --------------------
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                            identification number)

             William P. Long                            Copies to:
         Chief Executive Officer
       Altair Nanotechnologies Inc.                Bryan T. Allen, Esq.
     1725 Sheridan Avenue, Suite 140               Brian G. Lloyd, Esq.
           Cody, Wyoming 82414                        STOEL RIVES LLP
              (307) 587-8245                 201 South Main Street, Suite 1100
       (Name, address, including,               Salt Lake City, Utah 84111
     zip code, and telephone number                 Ph: (801) 328-3131
including area code for agent of service            Fax: (801) 578-6999

Approximate  date of  commencement  of proposed  sale to the public:  As soon as
practicable  after  the  effective  date  of  this  Registration   Statement  as
determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

                          ALTAIR NANOTECHNOLOGIES INC.
                             4,029,588 Common Shares
                               ------------------


         This prospectus relates to the offering and sale of 4,029,588 common shares of Altair Nanotechnologies Inc., without par value. All of the offered shares are to be sold by persons who are existing security holders and identified in the section of this prospectus entitled "Selling Shareholders." Of the common shares offered hereby, 2,050,504 are currently owned by the selling shareholders and the remaining 1,979,084 are issuable upon the exercise of outstanding warrants to purchase our common shares. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended, this prospectus, and the registration statements of which it is a part, cover a presently indeterminate number of common shares issuable upon the occurrence of a stock split, stock dividend, or other similar transaction.

         We will not receive any of the proceeds from the sale of the shares offered hereunder. In the United States, our common shares are listed for trading under the symbol ALTI on the Nasdaq SmallCap Market. On June 24, 2003, the closing sale price of a common share, as reported by the Nasdaq SmallCap Market, was $1.09 per share. Unless otherwise expressly indicated, all monetary amounts set forth in this prospectus are expressed in United States Dollars.

         Our principal office is located at 204 Edison Way, Reno, Nevada 89502, and our telephone number is (775) 858-3750.



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Consider carefully the risk factors beginning on page 2 in this prospectus before investing in the offered shares being sold with this prospectus.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.







                               Dated June 25, 2003

                                TABLE OF CONTENTS


RISK FACTORS...............................................................2


FORWARD-LOOKING STATEMENTS................................................11


USE OF PROCEEDS...........................................................11


DILUTION..................................................................11


SELLING SHAREHOLDERS......................................................12


PLAN OF DISTRIBUTION......................................................17


DESCRIPTION OF OFFERED SECURITIES.........................................19


LEGAL MATTERS.............................................................19


EXPERTS...................................................................19


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................19


WHERE YOU CAN FIND MORE INFORMATION.......................................20

                                  RISK FACTORS

       Before you invest in the offered securities described in this prospectus, you should be aware that such investment involves the assumption of various risks. You should consider carefully the risk factors described below together with all of the other information included in this prospectus before you decide to purchase the offered securities.

We have not generated any substantial operating revenues and may not ever generate substantial revenues.
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         To date, we have not generated substantial revenues from operations. As of March 31, 2003, we have generated $288,318 of revenues from our titanium and nanoparticle processing technology and $28,270 from use of the jig in consulting contracts. We have not completed exploration of the Tennessee mineral property. We can provide no assurance that we will ever generate revenues from the Tennessee mineral property or that we will generate substantial revenues from the titanium and nanoparticle processing technology and the jig.

We may continue to experience significant losses from operations.
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         We have experienced a loss from operations in every fiscal year since our inception. Our losses from operations in 2001 were $6,021,532 and our losses from operations in 2002 were $7,856,711. We will continue to experience a net operating loss until, and if, the titanium processing technology, the jig and/or the Tennessee mineral property begin generating significant revenues. Even if any or all such products or projects begin generating significant revenues, the revenues may not exceed our costs of production and operating expenses. We may not ever realize a profit from operations.

We may not be able to raise sufficient capital to meet future obligations.
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         As of March 31, 2003, we had $296,148 in cash, and a working capital deficit. Although we have raised additional capital since March 31, 2003, we do not expect that this capital, when combined with projected revenues from nanoparticle sales, will be sufficient to fund our ongoing operations. Accordingly, we will need to raise significant amounts of additional capital in the future in order to sustain our ongoing operations and continue the testing and additional development work necessary to place the titanium and nanoparticle processing technology into continuous operation. In addition, we will need additional capital for exploration of the Tennessee mineral property. If we determine to construct and operate a mine on the Tennessee mineral property, we will need to obtain a significant amount of additional capital to complete construction of the mine and commence operations.

         We may not be able obtain the amount of additional capital needed or may be forced to pay an extremely high price for capital. Factors affecting the availability and price of capital may include the following:

         o market factors affecting the availability and cost of capital generally;
         o   our financial results;

         o   the amount of our capital needs;
         o the market's perception of technology and/or minerals stocks; o the economics of projects being pursued; o the market's perception of our ability to generate revenue through the licensing of our nanoparticle technology for pharmaceutical, pigment production and other uses;
         o the market's perception of our ability to recover minerals with the jig or titanium processing technology or from the Tennessee mineral property; and
         o   the price, volatility and trading volume of our common shares.

         If we are unable to obtain sufficient capital or are forced to pay a high price for capital, we may be unable to meet future obligations or adequately exploit existing or future opportunities, and may be forced to discontinue operations.

We have a substantial number of warrants, options and other convertible securities outstanding and may issue a significant number of additional shares upon exercise or conversion thereof.
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         As of December 31, 2002, there were outstanding warrants to purchase up to 9,170,171 common shares at a weighted average exercise price of $1.92 per share and options to purchase up to 4,061,700 common shares at a weighted average exercise price of $3.83 per share. We have issued additional options and warrants since such date. The existence of such warrants and options may hinder future equity offerings, and the exercise of such warrants and options may further dilute the interests of all shareholders. Future resale of the common shares issuable on the exercise of such warrants and options may have an adverse effect on the prevailing market price of the common shares.

         In addition, we have issued a Second Amended and Restated Secured Term Note. Under the Second Amended and Restated Secured Term Note, a conversion right with respect to $280,000 of principal accrued on March 1, 2003 and may accrue on each of September 1, 2003, December 1, 2003 and March 1, 2004. If the amount that would be subject to a conversion right is prepaid prior to the date of accrual, such conversion right does not accrue. Once a conversion right has accrued, the principal amount subject to that conversion right cannot be prepaid unless all principal amounts not subject to a conversion right have been prepaid in full. Each conversion right gives the holder the right to convert the subject principal amount into common shares at a conversion price equal to the lesser of
(a) $1.00 per share and (b) 70% of the average of the closing price of our common shares for the five trading days ending on the trading day immediately preceding the date on which that conversion right accrued.

         To date, we have issued 924,613 common shares as a result of the exercise of conversion rights that accrued on March 1, 2003 and, subject to shareholder approval of our transactions with the noteholder at our annual meeting in June 2003, are obligated to issue an additional 47,608 common shares with respect to the conversion rights that accrued on March 1, 2003. In order to illustrate the relationship between the market price of our common shares and the issuance of common shares upon the exercise of conversion rights that may accrue under the Second Amended and Restated Secured Term Note between September 1, 2003 and March 1, 2004, the following table sets forth how many additional common shares would be issued upon the exercise of such conversion rights if such conversion rights accrue and the average of the closing price of our common stock for the five trading days ending on the day before each conversion right accrues is (a) $1.43 or greater, (b) $0.50 per share, (c) $0.25 per share, and
(d) $0.10 per share. Such prices are selected for illustration purposes only and do not reflect our actual estimate of the average of the closing price of our common shares for any particular period.


                                           $1.43 or
                                            Greater      $0.50       $0.25         $0.10

                 Shares Issuable(1)         840,000    2,400,000   4,800,000    12,000,000

              Percentage of Outstanding(2)
                            Common Shares      2.2%         6.1%       11.5%         24.4%

         (1) Assumes that shareholder approval is obtained for the transaction in which we issued the Second Amended and Restated Secured Term Note and all related transactions, that no principal is prepaid, that all conversion rights accrue and are exercised at the same time and that no default occurs and that no penalties or premiums are required to be paid.

         (2) Represents percentage of outstanding common shares following exchange assuming the 37,113,412 common shares outstanding on June 1, 2003 are outstanding on the date of conversion.

The potential accrual of such conversion rights may hinder future equity offerings, and the exercise of any conversion rights that accrue may further dilute the interests of all shareholders. The sale in the open market of common shares issuable upon the exercise of conversion rights may place downward pressure on the market price of our common shares. Speculative traders may anticipate the exercise of conversion rights and, in anticipation of a decline in the market price of our common shares, engage in short sales of our common shares. Such short sales could further negatively affect the market price of our common shares.

Our competitors may be able to raise money and exploit opportunities more rapidly, easily and thoroughly than we can.
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         We have limited financial and other resources and, because of our early stage of development, have limited access to capital. We compete or may compete against entities that are much larger than we are, have more extensive resources than we do and have an established reputation and operating history. Because of their size, resources, reputation, history and other factors, certain of our competitors may have better access to capital and other significant resources than we do and, as a result, may be able to exploit acquisition and development opportunities more rapidly, easily or thoroughly than we can.

We have pledged substantial assets to secure the Second Amended and Restated Secured Term Note.
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         We have pledged all of the intellectual property, fixed assets and common stock of Altair Nanomaterials, Inc., our second-tier wholly-owned subsidiary, to secure repayment of a Second Amended and Restated Secured Term Note with a face value of $1,400,000, principal amount outstanding as of June 23, 2003 of $853,711 and a due date of March 31, 2004. Altair Nanomaterials, Inc. owns and operates the titanium and nanoparticle processing technology we acquired from BHP Minerals International Inc. in 1999. The Second Amended and Restated Secured Term Note is also secured by a pledge of the common stock and leasehold assets of Mineral Recovery Systems, Inc., which owns and operates our leasehold interests in the Camden, Tennessee area. If we default on the Second Amended and Restated Secured Term Note, severe remedies will be available to the holder of the Second Amended and Restated Secured Term Note, including immediate seizure and disposition of all pledged assets.

We have issued a $3,000,000 note to secure the purchase of the land and the building where our titanium processing assets are located.
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         In August 2002, we entered into a purchase and sale agreement with BHP Minerals International Inc. to purchase the land, building and fixtures in Reno, Nevada where our titanium and nanoparticle processing assets are located. In connection with this transaction, BHP also agreed to terminate our obligation to pay royalties associated with the sale or use of the titanium and nanoparticle processing technology. In return, we issued to BHP a note in the amount of $3,000,000, at an interest rate of 7%, secured by the property we acquired. The first payment of $600,000 of principal plus accrued interest is due February 8, 2006. Additional payments of $600,000 plus accrued interest are due annually on February 8, 2007 through 2010. If we fail to make the required payments on the note, BHP has the right to foreclose and take the property. If this should occur, we would be required to relocate our titanium processing assets and offices, causing a significant disruption in our business.

Operations using the titanium and nanoparticle processing technology, the jig or the Tennessee mineral property may lead to substantial environmental liability.
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         Virtually any proposed use of the titanium and nanoparticle processing technology, the jig or the Tennessee mineral property would be subject to federal, state and local environmental laws. Under such laws, we may be jointly and severally liable with prior property owners for the treatment, cleanup, remediation and/or removal of any hazardous substances discovered at any property we use. In addition, courts or government agencies may impose liability for, among other things, the improper release, discharge, storage, use, disposal or transportation of hazardous substances. We might use hazardous substances and, if we do, we will be subject to substantial risks that environmental remediation will be required.

Certain of our experts and directors reside in Canada and may be able to avoid civil liability.
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         We are a Canadian corporation, and a majority of our directors and our Canadian legal counsel are residents of Canada. As a result, investors may be unable to effect service of process upon such persons within the United States and may be unable to enforce court judgments against such persons predicated upon civil liability provisions of the United States securities laws. It is uncertain whether Canadian courts would (i) enforce judgments of United States courts obtained against us or such directors, officers or experts predicated upon the civil liability provisions of United States securities laws or (ii) impose liability in original actions against Altair or its directors, officers or experts predicated upon United States securities laws.

We are dependent on key personnel.
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         Our continued success will depend to a significant extent on the services of Dr. William P. Long, our Chief Executive Officer, Dr. Rudi Moerck, our President, and Mr. C. Patrick Costin, our Vice President and President of Fine Gold Recovery Systems, Inc. and Mineral Recovery Systems, Inc. our wholly-owned subsidiary. The loss or unavailability of Dr. Long, Dr. Moerck or Mr. Costin could have a material adverse effect on us. We do not carry key man insurance on the lives of Dr. Long, Dr. Moerck or Mr. Costin.

We may issue substantial amounts of additional shares without stockholder approval.
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         Our articles of incorporation authorize the issuance of an unlimited number of common shares. All such shares may be issued without any action or approval by our stockholders. In addition, we have two stock option plans which have potential for diluting the ownership interests of our stockholders. The issuance of any additional common shares would further dilute the percentage ownership of Altair held by existing stockholders.

The market price of our common shares is extremely volatile.
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         Our common shares are listed on the Nasdaq SmallCap Market. Trading in our common shares has been characterized by a high degree of volatility. Trading in our common shares may continue to be characterized by extreme volatility for numerous reasons, including the following:

         o   Uncertainty   regarding   the   viability   of  the   titanium  and
             nanoparticle processing technology, the jig or the Tennessee mineral property;
         o Dominance of trading in our common shares by a small number of firms;
         o   Positive or negative announcements by us or our competitors;
         o Uncertainty regarding our ability to maintain our listing on the Nasdaq SmallCap Market and/or continue as a going concern; o
         Industry trends, general economic conditions in the United States or elsewhere, or the general markets for equity securities, minerals, or commodities; and
         o Speculation by short sellers of our common shares or other persons who stand to profit from a rapid increase or decrease in the price of our common shares.

We have never declared a cash dividend and do not intend to declare a cash dividend in the foreseeable future.
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         We have never declared or paid cash dividends on our common shares. We currently intend to retain any future earnings, if any, for use in our business and, therefore, do not anticipate paying dividends on our common shares in the foreseeable future.

If you purchase shares in this offering, you will face immediate and substantial dilution.
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         This offering involves immediate substantial dilution to prospective investors. The book value per common share immediately following this offering will likely be substantially less than the price you pay per common share.

We may be unable to exploit the potential pharmaceutical application of our titanium and nanoparticle processing technology.
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         We do not have the technical or financial resources to complete development of, and take to market, any pharmaceutical application of our titanium and nanoparticle processing technology. In order for us to get any significant, long-term benefit from any potential pharmaceutical application of our technology, the following must occur:

         o we must enter into an evaluation license or similar agreement with an existing pharmaceutical company under which such company would pay a fee for the right to evaluate a pharmaceutical use of our technology for a specific period of time and for an option to purchase or receive a license for such use of our technology;

         o tests conducted by such pharmaceutical company would have to indicate that the pharmaceutical use of our technology is safe, technically viable and financially viable;

         o such pharmaceutical company would have to apply for and obtain FDA approval of the pharmaceutical use of our technology, or any related products, which would involve extensive additional testing; and

         o such pharmaceutical company would have to successfully market the product incorporating our technology.

Although we may receive some significant one-time payments in various stages of the testing and evaluation of the pharmaceutical application of our technology, we do not expect to receive significant ongoing revenue unless and until an end product incorporating the technology goes to market.

We may not be able to license our technology for titanium dioxide pigment production.
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         Because of our relatively small size and limited resources, we do not plan to use our titanium processing technology for large-scale production of titanium dioxide pigments; we have, however, entered into discussions with various minerals and materials companies about licensing our technology to such entities for large-scale production of titanium dioxide pigments. We have not entered into any long-term licensing agreements with respect to the use of our titanium processing technology for large-scale production of titanium dioxide pigments and can provide no assurance that we will be able to enter into any such agreement. Even if we enter into such license, we would not receive significant revenues from such license until feasibility testing is complete and, if the results of feasibility testing were negative, would not receive significant revenues at any time.

We may not be able to sell nanoparticles produced using the titanium and nanoparticle processing technology.
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         We plan to use the titanium and nanoparticle processing technology to produce titanium dioxide nanoparticles. Titanium dioxide nanoparticles and other products we intend to initially produce with the titanium and nanoparticle processing technology generally must be customized for a specific application working in cooperation with the end user. We are still testing and customizing our titanium dioxide nanoparticle products for various applications and have no long-term agreements with end users to purchase any of our titanium dioxide nanoparticle products. We may be unable to recoup our investment in the titanium and nanoparticle processing technology and titanium processing equipment for various reasons, including the following:

         o we may be unable to customize our titanium dioxide nanoparticle products to meet the distinct needs of potential customers;

         o the development of products potentially using our nanoparticle products, most of which are in the development stage, may not be completed, or no market may exist for such end products;

         o potential customers may purchase from competitors because of perceived or actual quality or compatibility differences;

         o our marketing and branding efforts may be insufficient to attract a sufficient number of customers; and

         o   because of our limited  funding,  we may be unable to continue  our
             development   efforts  until  a  strong  market  for  nanoparticles
             develops.

         In addition, the uses for such nanoparticles are limited, and the market for such nanoparticles is small. In light of the small size of the market, the addition of a single manufacturer may cause the price to drop to a point at which we cannot produce the nanoparticles at a profit.

Our costs of production may be too high to permit profitability.
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         We have not produced any mineral products using our titanium and nanoparticle processing technology and equipment on a commercial basis. Our actual costs of production may exceed those of competitors and, even if our costs of production are lower, competitors may be able to sell titanium dioxide and other products at a lower price than is economical for us.

         In addition, even if our initial costs are as anticipated, the titanium processing equipment may break down, prove unreliable or prove inefficient in a commercial setting. If so, related costs, delays and related problems may cause production of titanium dioxide nanoparticles and related products to be unprofitable.

We have not completed testing and development of the jig and are presently focusing our resources on other projects.
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         We have not completed testing of, or developed a production model of, any series of the jig. We do not expect to complete testing and development of the jig during the coming year and have determined to focus most of our limited resources on the titanium and nanoparticle processing technology. We may never develop a production model of the jig.

Even if we complete development of the jig, the jig may prove unmarketable and may not perform as anticipated in a commercial operation.
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         The designed capacity of the Series 12 jig is too small for coal washing, heavy minerals extraction, and most other intended applications of the jig, except use in small placer gold mines or similar operations. Even if the Series 12 jig is completed and performs to design specifications in subsequent tests or at a commercial facility, we believe that, because of its small capacity, the potential market for the Series 12 jig is limited.

         If we complete development of and begin marketing a production model of the Series 30 jig, it may not prove attractive to potential end users, may be rendered obsolete by competing technologies or may not recover end product at a commercially viable rate. Even if technology included in the jig initially proves attractive to potential end users, performance problems and maintenance issues may limit the market for the jig.

The jig faces competition from other jig-like products and from alternative technologies.
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         Various jig-like products and alternative mineral processing technologies perform many functions similar or identical to those for which the jig is designed. Results from further tests or actual operations may reveal that these alternative products and technologies are better adapted to any or all of the uses for which the jig is intended. Moreover, regardless of test results, consumers may view any or all of such alternative products and technologies as technically superior to, or more cost effective than, the jig.

Certain patents for the jig have expired, and those that have not expired may be difficult to enforce.
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         All of the initial patents issued on the jig have expired, and we are unable to prevent competitors from copying the technology once protected by such patents. Additional patents related to the process through which water is pulsed through the cylindrical screen on the jig expire beginning in 2010, and patents for an efficiency-enhancing aspect of the cylindrical screen expire during 2018. The cost of enforcing patents is often significant, especially outside of North America. Accordingly, we may be unable to enforce even our patents that have not yet expired.

We have suspended examining the feasibility of mining the Tennessee mineral property and may not have working capital sufficient to again continue testing efforts.
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         Due to a shortage of working capital, we have suspended feasibility testing of the Tennessee mineral property. We do not expect to obtain an amount of working capital sufficient to again start feasibility testing of the Tennessee mineral property in the foreseeable future.

         Even if we again commence feasibility testing on the Tennessee mineral property, we are unable to provide any assurance that mining of the Tennessee mineral property is feasible or to identify all processes that we would need to complete before we could commence a mining operation on the Tennessee mineral property. To the extent early feasibility testing yields positive results, we expect feasibility testing to involve, among other things, the following:

         o operating a pilot mining facility to determine mineral recovery efficiencies and the quality of end products;
         o additional drilling and sampling in order to more accurately determine the quantity, quality and continuity of minerals on the Tennessee mineral property;
         o examining production costs and the market for products produced at the pilot facility;
         o   designing any proposed mining facility;
         o identifying and applying for the permits necessary for any proposed full-scale mining facility; and o attempting to secure financing for any proposed full-scale mining facility.

Our test production at the pilot plant, economic analysis and additional exploration activities may indicate any of the following:
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         o that the Tennessee mineral property does not contain heavy minerals of a sufficient quantity, quality or continuity to permit any mining;
         o that production costs exceed anticipated revenues; o that end products do not meet market requirements or customer expectations;
         o that there is an insufficient market for products minable from the Tennessee mineral property; and/or
         o that mining the Tennessee mineral property is otherwise not economically or technically feasible.

         Even if we conclude that mining is economically and technically feasible on the Tennessee mineral property, we may be unable to obtain the capital, resources and permits necessary to mine the Tennessee mineral property. Market factors, such as a decline in the price of, or demand for, minerals recoverable at the Tennessee mineral property, may adversely affect the development of mining operations on such property. In addition, as we move through the testing process, we may identify additional items that need to be researched and resolved before any proposed mining operation could commence.

We cannot forecast the life of any potential mining operation located on the Tennessee mineral property.
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         We have not explored and tested the Tennessee mineral property enough to establish the existence of a commercially minable deposit (i.e. a reserve) on such property. Until such time as a reserve is established (of which there can be no assurance), we cannot provide an estimate as to how long the Tennessee mineral property could sustain any proposed mining operation.

We may be unable to obtain necessary environmental permits and may expend significant resources in order to comply with environmental laws.
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         In order to begin construction and commercial mining on the Tennessee mineral property, we must obtain additional federal, state and local permits. We will also be required to conform our operations to the requirements of numerous federal, state and local environmental laws. Because we have not yet commenced design of a commercial mining facility on the Tennessee mineral property, we are not in a position to definitively ascertain which federal, state and local mining and environmental laws or regulations would apply to a mine on the Tennessee mineral property. Nevertheless, we anticipate having to comply with and/or obtain permits under the Clean Air Act, Clean Water Act and Resource Conservation and Recovery Act, in addition to numerous state laws and regulations before commencing construction or operation of a mine on the Tennessee mineral property. We can provide no assurance that we will be able to comply with such laws and regulations or obtain any such permits. In addition, obtaining such permits and complying with such environmental laws and regulations may be cost prohibitive.

                           FORWARD-LOOKING STATEMENTS

       This prospectus contains various forward-looking statements. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in the previous section and other cautionary statements throughout this prospectus and our periodic filings with the SEC that are incorporated herein by reference. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus or any applicable filings materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected, or intended.

       Among the key factors that may have a direct bearing on our operating results are risks and uncertainties described under "Risk Factors," including those attributable to the absence of operating revenues or profits, uncertainties regarding the development and commercialization of the titanium and nanoparticle processing technology and the jig, development risks associated with the Tennessee mineral property and uncertainties regarding our ability to obtain capital sufficient to continue our operations and pursue our proposed business strategy.

                                 USE OF PROCEEDS
         All proceeds from any sale of offered shares, less commissions and other customary fees and expenses, will be paid directly to the selling shareholders selling the offered shares. We will not receive any proceeds from the sale of any of the offered shares.

                                    DILUTION
         Our unaudited net tangible book value at March 31, 2003 was $2,917,642, or approximately $.09 per each of the 32,755,941 common shares then outstanding. Accordingly, new investors who purchase shares may suffer an immediate dilution of the difference between the purchase price per share and approximately $.09 per share.

         As of June 1, 2003, there were outstanding warrants and options to purchase up to 16,426,786 common shares. In addition, under the terms of our $1,400,000 Second Amended and Restated Secured Term Note conversions right may accrue with respect to an indeterminable number of common shares beginning on September 1, 2003. The existence of such options, warrants and conversions rights may hinder future equity offerings by us, and the exercise of such warrants and options may have an adverse effect on the prevailing market price of the common shares. Furthermore, the holders of such options, warrants and conversion rights may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

                              SELLING SHAREHOLDERS

         All of the offered shares are to be sold by persons who are existing security holders of Altair. The selling shareholders acquired their shares and warrants in private placements of (i) 175,000 warrants to purchase common shares that we completed on March 5, 2003, (ii) 35,000 common shares that we completed on March 11, 2003, (iii) 2,015,504 common shares, together with 1,007,753 warrants to purchase common shares, that we completed on or about May 22, 2003,
(iv) 200,000 common shares, together with and 200,000 warrants to purchase common shares, that we completed on or about July 23, 2001 (which warrants were subsequently amended on June 5, 2003) and (v) 800,000 common shares, together with and 800,000 warrants to purchase common shares, that we completed on or about June 19, 2001, which warrants were subsequently amended on June 5, 2003.

         Of the common shares offered hereby, 2,050,504 are currently owned by the selling shareholders and 1,979,084 are issuable upon exercise of outstanding warrants. For purposes of this prospectus, we have assumed that the number of shares issuable upon exercise of each of the warrants is the number stated on the face thereof. The number of shares issuable upon exercise of the warrants, and available for resale hereunder, is subject to adjustment and could materially differ from the estimated amount depending on the occurrence of a stock split, stock dividend, or similar transaction resulting in an adjustment in the number of shares subject to the warrants.

                  Beneficial Ownership of Selling Shareholders

         The table that begins on the top of the next page sets forth, as of June 1, 2003:

         o   the name of each selling shareholder,
         o certain beneficial ownership information with respect to the selling shareholders,
         o the number of shares that may be sold from time to time by each selling shareholder pursuant to this prospectus, and
         o the amount (and, if one percent or more, the percentage) of common shares to be owned by each selling shareholder if all offered shares are sold.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Common shares that are issuable upon the exercise of outstanding options, warrants or other purchase rights, to the extent exercisable within 60 days of the date of this prospectus, are treated as outstanding for purposes of computing each selling shareholder's percentage ownership of outstanding common shares.

                                                                                            Shares Beneficially Owned
                                         Beneficial Ownership                                 upon Completion of the
                                          Prior to Offering                                        Offering(1)
                                   ---------------------------------                       -----------------------------
                                                                          Number of
                                      Number of                         Shares Being        Number of
      Beneficial Owner                 Shares           Percent(2)          Offered          Shares         Percent(2)
- ------------------------------     ----------------    -------------    --------------     -------------    ------------
Cranshire Capital, L.P.               3,169,361(3)         8.1%          1,569,768(4)      1,599,593(5)        4.1%
   Mitchell Kopin**

Vertical Ventures, LLC                  872,093(6)         2.3%            872,093(6)           0               --
    Joshua Silverman**

Photon Fund Ltd.                        581,396(7)         1.6%            581,396(7)           0               --
    Terrence Duffy**

Louis Schnur                         3,707,629 (8)         9.9%            796,331(9)      3,707,629(8)        9.9%

Ernest Pellegrino                       95,000(10)          *              95,000(10)           0               --

First   Montauk    Securities
Corp.                                   40,000(11)          *              40,000(11)           0               --
     Ernest Pellegrino**

Shrirang Jeurkar                        35,000(12)          *              35,000(12)           0               --

Sid L. Anderson Co.                         35,000          *                  35,000           0               --
     Sid L. Anderson**

Angela Metelitsa                         5,000(13)          *               5,000(13)           0               --

All Selling  Shareholders  as        8,540,379(14)        18.81%          4,029,588         5,307,222          13.6%
a Group
- ---------------------

*        Represents less than one percent of the outstanding common shares.
** Such individual has authority to make voting and investment decisions with respect to the securities of Altair held by the entity listed above such individual's name.

(1) Assuming the sale by each selling shareholder of all of the shares offered hereunder by such selling shareholder. There can be no assurance that any of the shares offered hereby will be sold.
(2) The percentages set forth above have been computed assuming the number of common shares outstanding equals the sum of (a) 37,113,412, which is the number of common shares actually outstanding on June 1, 2003, and
         (b) common shares subject to exercisable warrants and conversion rights held by the person with respect to which such percentage is calculated.
(3) Includes 2,122,849 common shares issuable by us upon the exercise of warrants held by Cranshire Capital, L.P., 523,256 of which are offered pursuant to this prospectus.
(4) Includes 523,256 common shares issuable by us upon the exercise of warrants held by Cranshire Capital, L.P., all of which are offered pursuant to this prospectus.
(5) Includes 1,599,593 common shares issuable by us upon the exercise of warrants held by Cranshire Capital, L.P., none of which are offered pursuant to this prospectus.
(6) Includes 290,698 common shares issuable by us upon the exercise of warrants held by Vertical Ventures, LLC, all of which are offered pursuant to this prospectus.

(7) Includes 193,799 common shares issuable by us upon the exercise of warrants held by Photon Fund Ltd., all of which are offered pursuant to this prospectus.
(8) Includes 1,841,426 common shares issuable by us upon the exercise of warrants held by Louis Schnur and affiliated entities, 796,331 of which are offered pursuant to this prospectus. Does not include warrants held by Mr. Schnur that may not be exercised as a result of a provision in such warrant prohibiting their exercise if, following such exercise, the holder and affiliates would beneficially own more than 9.99% of the outstanding common shares.
(9)      Includes  796,331  common  shares  issuable by us upon the  exercise of warrants held by Louis Schnur, all of which are offered pursuant to this prospectus.
(10) Includes 95,000 common shares issuable by us upon the exercise of warrants held by Ernest Pellegrino, all of which are offered pursuant to this prospectus.
(11)     Includes  40,000  common  shares  issuable  by us upon the  exercise of warrants held by First Montauk Securities Corp., all of which are offered pursuant to this prospectus.
(12) Includes 35,000 common shares issuable by us upon the exercise of warrants held by Shrirang Jeurkar, all of which are offered pursuant to this prospectus.
(13) Includes 5,000 common shares issuable by us upon the exercise of warrants held by Angela Metelitsa, all of which are offered pursuant to this prospectus.
(14) Includes 5,420,103 common shares issuable by us upon the exercise of warrants held by all of the selling shareholders as a group, 1,979,084 of which are offered pursuant to this prospectus.

         We believe that the selling shareholders who are individuals have sole voting and investment power with respect to all shares shown as beneficially owned by them. We believe that voting and investment power with respect to shares shown as beneficially owned by selling shareholders who are entities resides with the individuals identified in the preceding table. There can be no assurance that any of the shares offered hereby will be sold.

                    Private Placement of Shares and Warrants

Cranshire Capital L.P.
- ----------------------

         Cranshire Capital L.P. acquired 1,046,512 common shares and 523,256 Series 2003C Warrants in a private placement to three institutional investors that closed on May 19, 2003. Each Series 2003C Warrant permits the holder to acquire one common share at an exercise price of $1.35 per share at any time prior to the earlier of (a) May 27, 2008, and (b) after one year from date of issue or anytime after the shares are registered, the 180th day following the date the closing price of the common shares equals or exceeds $3.50 for 10 days, whether or not consecutive. The Series 2003C Warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The Series 2003C Warrants also include a provision prohibiting their exercise to the extent that, giving effect to such exercise, the number of common shares then beneficially owned by the holder would exceed 9.999% of the then total number of issued and outstanding common shares. The shares that may be offered pursuant to this prospectus include such common shares, and the common shares issuable upon the exercise of such Series 2003C Warrants.

Vertical Ventures LLC
----------------------

         Vertical Ventures LLC acquired 581,395 common shares and 290,698 Series 2003C Warrants in a private placement to three institutional investors that closed on May 19, 2003. Each Series 2003C Warrant permits the holder to acquire one common share at an exercise price of $1.35 per share at any time prior to the earlier of (a) May 27, 2008, and (b) after one year from date of issue or anytime after the shares are registered, the 180th day following the date the closing price of the common shares equals or exceeds $3.50 for 10 days, whether or not consecutive. The Series 2003C Warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The Series 2003C Warrants also include a provision prohibiting their exercise to the extent that, giving effect to such exercise, the number of common shares then beneficially owned by the holder would exceed 9.999% of the then total number of issued and outstanding common shares. The shares that may be offered pursuant to this prospectus include such common shares, and the common shares issuable upon the exercise of such Series 2003C Warrants.

Photon Fund Ltd.
-----------------

         Photon Fund Ltd acquired 387,597 common shares and 193,799 Series 2003C Warrants in a private placement to three institutional investors that closed on May 19, 2003. Each Series 2003C Warrant permits the holder to acquire one common share at an exercise price of $1.35 per share at any time prior to the earlier of (a) May 27, 2008, and (b) after one year from date of issue or anytime after the shares are registered, the 180th day following the date the closing price of the common shares equals or exceeds $3.50 for 10 days, whether or not consecutive. The Series 2003C Warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The Series 2003C Warrants also include a provision prohibiting their exercise to the extent that, giving effect to such exercise, the number of common shares then beneficially owned by the holder would exceed 9.999% of the then total number of issued and outstanding common shares. The shares that may be offered pursuant to this prospectus include such common shares, and the common shares issuable upon the exercise of such Series 2003C Warrants.

Louis Schnur
-------------

         Louis Schnur acquired 200,000 common shares and 200,000 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of July 23, 2001. The 200,000 warrants include 100,000 Series 2001A Warrants that, as amended pursuant to an Amendment to Common Share Purchase Warrants dated June 5, 2003, entitle the holder to purchase one common share at an exercise price of $1.00 per share at any time prior to the earlier of (i) July 23, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $3.50. The 200,000 warrants also include 100,000 Series 2001B warrants that, as amended pursuant to an Amendment to Common Share Purchase Warrants dated June 5, 2003, entitle the holder to purchase one common share at an exercise price of $1.00 per share at any time prior to the earlier of (i) July 23, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $4.50. The primary effect of the Amendment to Common Share Purchase Warrants dated June 5, 2003 was to reduce the exercise price of affected warrants to $1.00 per share.

         Mr. Schnur acquired 800,000 common shares and 800,000 warrants in a private placement pursuant to the terms of a stock purchase agreement dated as of June 19, 2001. The 800,000 warrants include 400,000 Series 2001A Warrants that, as amended pursuant to an Amendment to Common Share Purchase Warrants dated June 5, 2003, entitle the holder to purchase one common share at an exercise price of $1.00 per share at any time prior to the earlier of (i) June 19, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $3.50. The 800,000 warrants also include 400,000 Series 2001 B Warrants that, as amended pursuant to an Amendment to Common Share Purchase Warrants dated June 5, 2003, entitle the holder to purchase one common share at the exercise price of $1.00 per share at any time prior to the earlier of (i) June 19, 2006, and (ii) the date sixty days following the fifth day (whether or not consecutive) the closing price of the common shares equals or exceeds $4.50. Of these 400,000 Series 2001B Warrants, 203,669 have previously been exercised by the holder, leaving 196,331 of such Series 2001B Warrants unexercised. The primary effect of the Amendment to Common Share Purchase Warrants dated June 5, 2003 was to reduce the exercise price of affected warrants to $1.00 per share.

         The Series 2001A and Series 2001B Warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The Series 2001A and Series 2001B Warrants also include a provision prohibiting their exercise to the extent that, giving effect to such exercise, the number of common shares then beneficially owned by the holder would exceed 9.999% of the then total number of issued and outstanding common shares. The shares that may be offered pursuant to this prospectus include the common shares issuable upon the exercise of such Series 2001A Warrants and the remaining unexercised 396,331 Series 2001B Warrants. The shares that may be offered pursuant to this prospectus do not include any common shares purchased together with such warrants on June 19, 2001 and July 23, 2001 or any common shares issued upon exercise of the 203,669 Series 2001B Warrants exercised prior to the date of this prospectus.

Ernest Pellegrino, First Montauk Securities Corp., Shrirang Jeukar and Angela Metelitsa
--------------------------------------------------------------------------------

         Pursuant to an Advisory and Consultant Agreement dated March 5, 2003 with First Montauk Securities Corp., we granted to First Montauk Securities Corp. and certain of its affiliates, in exchange for consulting services, an aggregate of 175,000 Series 2003D Warrants in a private placement. Of such Series 2003D Warrants, 95,000 were granted to Ernest Pellegrino, 40,000 were granted to First Montauk Securities Corp., 35,000 were granted to Shrirang Jeurkar and 5,000 were granted to Angela Metelitsa. Each Series 2003D Warrant permits the holder to acquire one common share at an exercise price of $0.45 per share at any time prior to March 5, 2008. The 2003D Warrants include standard anti-dilution provisions pursuant to which the exercise price and number of shares issuable thereunder are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction. The shares that may be offered pursuant to this prospectus include the common shares issuable upon the exercise of such Series 2003D Warrants.

Sid L. Anderson

         Pursuant to an Advisory Services Contract dated January 29, 2003 with The Sid L. Anderson Company, we granted The Sid L. Anderson Company 35,000 common shares. The shares that may be offered pursuant to this prospectus include such common shares.

                              PLAN OF DISTRIBUTION

         The Shares. The shares offered by this prospectus may be sold from time to time by the selling shareholders, who consist of the persons named as "selling shareholders" above and those persons' pledgees, donees, transferees or other successors in interest. The selling shareholders may sell the offered shares on the Nasdaq SmallCap Market, or otherwise, at market prices or at negotiated prices. They may sell shares by one or a combination of the following:

         o a block trade in which a broker or dealer so engaged will attempt to sell the offered shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
         o   purchases  by a broker  or dealer as  principal  and  resale by the broker or dealer for its account pursuant to this prospectus;
         o   ordinary brokerage  transactions and transactions in which a broker solicits purchasers;
         o an exchange distribution in accordance with the rules of such exchange; o privately negotiated transactions;
         o if such a sale qualifies, in accordance with Rule 144 promulgated under the Securities Act rather than pursuant to this prospectus; or
         o   any other method permitted pursuant to applicable law.

          The selling shareholders may also sell shares by means of short sales. Short sales involve the sale by a selling shareholder, usually with a future delivery date, of common shares that the seller does not own. Covered short sales are sales made in an amount not greater than the number of shares subject to the short seller's warrant, exchange right or other right to acquire common shares. A selling shareholder may close out any covered short position by either exercising its warrants or exchange rights to acquire common shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, a selling shareholder will likely consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which it may purchase common shares pursuant to its warrants or exchange rights.

          Naked short sales are any sales in excess of the number of shares subject to the short seller's warrant, exchange right or other right to acquire common shares. A selling shareholder must close out any naked position by purchasing shares. A naked short position is more likely to be created if a selling shareholder is concerned that there may be downward pressure on the price of the common shares in the open market.

          The existence of a significant number of short sales generally causes the price of the common shares to decline, in part because it indicates that a number of market participants are taking a position that will profitable only if the price of the common shares declines. Purchases to cover short sales may, however, increase the demand for the common shares and have the effect of raising or maintaining the price of the common shares.

          In making sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from such selling shareholders in amounts to be negotiated prior to the sale. Such selling shareholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any proceeds or commissions received by them, and any profits on the resale of shares sold by broker-dealers, may be deemed to be underwriting discounts and commissions. If a selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a prospectus supplement, if required pursuant to the Securities Act of 1933, setting forth:

         o   the name of each of the participating broker-dealers,
         o the number of shares involved, o the price at which the offered shares were sold,
         o the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;
         o a statement to the effect that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
         o   any other facts material to the transaction.

          General. We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions. In addition, in the event a selling shareholder effects a short sale of common shares, this prospectus may be delivered in connection with such short sale and the shares offered by this prospectus may be used to cover such short sale. To the extent, if any, that a selling shareholder may be considered an "underwriter" within the meaning of the Securities Act, the sale of the shares by it shall be covered by this prospectus.

         We have not retained any underwriter, broker or dealer to facilitate the offer or sale of the offered shares offered hereby. We will pay no underwriting commissions or discounts in connection therewith, and we will not receive any proceeds from the sale of the offered shares.

         In order to comply with the securities laws of certain states, if applicable, the selling shareholders have agreed that offered securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the offered shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available.

                        DESCRIPTION OF OFFERED SECURITIES

For a description of the common shares offered hereunder, please refer to the description of our common shares provided in the Current Report on Form 8-K filed with the SEC on July 18, 2002. For a description of the warrants pursuant to which certain of such common shares may be acquired by the selling shareholders, see the section entitled "Selling Shareholders" above.

                                  LEGAL MATTERS

         The validity of the shares being offered hereby is being passed upon for us by Goodman and Carr LLP, Ontario, Canada.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the uncertainty that the Company will be able to continue as a going concern), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         As permitted by SEC rules, this prospectus does not contain all of the information that prospective investors can find in the Registration Statement or the exhibits to the Registration Statement. The SEC permits us to incorporate by reference into this prospectus information filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as superseded or modified by information contained directly in this prospectus or in a subsequently filed document that also is (or is deemed to be) incorporated herein by reference.

         This prospectus incorporates by reference the documents set forth below that we (File No. 1-12497) have previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These documents contain important information about the Company and its financial condition.

         (a) Our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the SEC on March 17, 2003, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 29, 2003.

         (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed with the SEC on May 14, 2003.

         (c) Our Current Report on Form 8-K filed with the SEC on May 28, 2003.

         (d) The description of the common shares contained in our Current Report on Form 8-K filed with the SEC on July 18, 2002.

         We hereby incorporate by reference all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that the Company files at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site (http://www.sec.gov) that makes available to the public reports, proxy statements, and other information regarding issuers, such as the Company, that file electronically with the SEC.

         In addition, we will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the foregoing documents (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Please direct written requests for such copies to Altair Nanotechnologies Inc. at 204 Edison Way, Reno, Nevada 89502, U.S.A., Attention:
Ed Dickinson, Chief Financial Officer. Telephone requests may be directed to the office of the Chief Financial Officer at (775) 858-3750.

         Our common shares are quoted on the Nasdaq SmallCap Market. Reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006.


======================================================        ====================================================


We have not  authorized  any  dealer,  salesperson  or
other  person  to give any  information  or  represent
anything  not  contained  in  this  prospectus.   This
prospectus   does  not   offer  to  sell  or  buy  any                      4,029,588 Common Shares
securities in any  jurisdiction  where it is unlawful.
The  information  in this  prospectus is current as of
June 25, 2003.

         -----------------------
                                                                         ALTAIR NANOTECHNOLOGIES INC.

                                                                            4,029,588 COMMON SHARES






                                                                                ---------------

                                                                                  Prospectus

                                                                                ---------------







                                                                                 June 25, 2003


======================================================        ====================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution
- ----------------------------------------------------

The following table sets forth the various expenses of the offering, sale and distribution of the offered securities being registered pursuant to this registration statement (the "Registration Statement"). All of the expenses listed below will be borne by the Company. All of the amounts shown are estimates except the SEC registration fees.


Item                                                       Amount
- ----                                                       ------

SEC Commission registration fees                             $379

NASD registration fees                                    $17,500

Accounting fees and expenses                               $5,000

Legal fees and expenses                                   $20,000

Blue Sky fees and expenses                                 $3,000

Printing Expenses                                          $1,000

Miscellaneous Expenses                                     $3,121

                                           Total:         $50,000

Item 15. Indemnification of Directors and Officers
- --------------------------------------------------

Our Bylaws

         The Registrant's Bylaws provide that, to the maximum extent permitted by law, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity.

         In addition, the Registrant has submitted to its shareholders for approval at a June 27, 2003 special and annual meeting a By-law Amendment which will make it mandatory (rather than permissive) for the Registrant to advanced monies to an indemnifiable officer, director or similar person in connection with threatened or pending litigation.

The Canada Business Corporations Act

         Section 124 of the Canada Business Corporations Act provides as follows with respect to the indemnification of directors and officers:

         (1)  A  corporation   may  indemnify  a  director  or  officer  of  the
corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

         (2) A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

         (3) A corporation may not indemnify an individual under subsection (1) unless the individual

                  (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

         (4) A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection
(2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsection (3).

         (5) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

                  (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

                  (b) fulfills the conditions set out in subsection (3).

         (6) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

                  (a) in the individual's capacity as a director or officer of the corporation; or

                  (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

         (7) A corporation, an individual or an entity referred to in subsection
(1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

         (8) An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

         (9) On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

Employment Agreements With Certain Officers

         Pursuant to an employment agreement with William P. Long, the Chief Executive Officer and a director of the Registrant, the Registrant has agreed to assume all liability for and to indemnify, protect, save, and hold Dr. Long harmless from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liability, suits, and actions of every kind and character which may be imposed upon or incurred by Dr. Long on account of, arising directly or indirectly from, or in any way connected with or related to Dr. Long's activities as an officer and member of the board of directors of the Registrant, except as arise as a result of fraud, felonious conduct, gross negligence or acts of moral turpitude on the part of Dr. Long. In addition, Mineral Recovery Systems, Inc. ("MRS"), a wholly-owned subsidiary of the Registrant, has agreed to assume all liability for and to indemnify, protect, save, and hold harmless Patrick Costin (Vice President of the Registrant and President of MRS) from and against any and all losses, costs, expenses, attorneys' fees, claims, demands, liabilities, suits and actions of every kind and character which may be imposed on or incurred by Mr. Costin on account of, arising directly or indirectly from, or in any way connected with Mr. Costin's activities as manager, officer, or director of MRS or the Registrant.

Other Indemnification Information

         Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Registrant maintains insurance through a commercial carrier against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against
public  policy  as  expressed  in  the  Securities   Act,  and  is,   therefore,
unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise.

Item 16. Exhibits.
- ------------------

         The following exhibits required by Item 601 of Regulations S-K promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.

  Exhibit No.                     Description                                 Incorporated by Reference/
                                                                        Filed Herewith (and Sequential Page #)
- ----------------    ----------------------------------------    -------------------------------------------------------
            4.1     Form of Common Stock Certificate            Incorporated  by reference to  Registration  Statement
                                                                on Form 10-SB  filed with the  Commission  on November
                                                                25, 1996, File No. 1-12497.

            4.2     Form of Series 2003C Warrant                Incorporated  by  reference to the  Company's  Current
                                                                Report on Form 8-K filed  with the  Commission  on May
                                                                28, 2003, File No. 1-12497.

            4.3     Form of Series 2003D Warrant                Incorporated by reference to the Company's Registration
                                                                Statement on Form S-3, File No. 333-106138, filed with
                                                                the Commission on June 16, 2003.

            4.4     Form of Registration  Rights  Agreement     Incorporated  by  reference to the  Company's  Current
                    (May 2003 private placement)                Report on Form 8-K filed  with the  Commission  on May
                                                                28, 2003, File No. 1-12497.

            4.5     Amended   and   Restated    Shareholder     Incorporated  by  reference to the  Company's  Current
                    Rights  Plan dated  October  15,  1999,     Report  on Form  8-K  filed  with  the  Commission  on
                    between    the   Company   and   Equity     November 19, 1999, File No. 1-12497.
                    Transfer Services, Inc.

            4.6     Form of Series 2001A Warrant                Incorporated  by reference to the Company's  Quarterly
                                                                Report  on Form  10-Q  filed  with the  Commission  on
                                                                August 14, 2001, File No. 1-12497.

            4.7     Form of Series 2001B Warrant                Incorporated  by reference to the Company's  Quarterly
                                                                Report  on Form  10-Q  filed  with the  Commission  on
                                                                August 14, 2001, File No. 1-12497.

            4.8     Amendment  to  Common  Share   Purchase     Incorporated by reference to the Company's Registration
                    Warrants dated June 5, 2003                 Statement on Form S-3, File No. 333-106138, filed with
                                                                the Commission on June 16, 2003.

              5     Opinion of  Goodman  and Carr LLP as to     Filed herewith
                    legality of securities offered

           10.1     Form of Registration  Rights  Agreement     Incorporated  by  reference to the  Company's  Current
                    (May 2003 private placement)                Report on Form 8-K filed  with the  Commission  on May
                                                                28, 2003, File No. 1-12497.

           23.1     Consent of Deloitte & Touche LLP            Filed herewith

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Incorporated by reference to the Company's Registration
                                                                Statement on Form S-3, File No. 333-106138, filed with
                                                                the Commission on June 16, 2003.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration
Statement:

(i) To include any  prospectus  required by section  10(a)(3) of the  Securities
Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) he undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cody, State of Wyoming, on June 25, 2003.

                                       ALTAIR NANOTECHNOLOGIES INC.


                                       By /s/ William P. Long
                                         -----------------------------
                                              William P. Long
                                              Chief Executive Officer

                   ADDITIONAL SIGNATURES AND POWER OF ATTORNEY

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                            Title                                       Date
         ---------                                            -----                                       ----

 /s/ William P. Long                        Chief Executive Officer, and Director                     June 25, 2003
-------------------------------------       (Principal Executive Officer and authorized
William P. Long                             representative of the Company in the United States)



 /s/ Edward H. Dickinson                    Chief Financial Officer and Director                      June 25, 2003
-------------------------------------       (Principal Financial Officer and Principal
Edward H. Dickinson                         Accounting Officer)


/s/ James I. Golla**                        Director                                                  June 25, 2003
--------------------------------------
James I. Golla


                                            Director
-------------------------------------
George E. Hartman


/s/ Robert Sheldon**                        Director                                                  June 25, 2003
-------------------------------------
Robert Sheldon


** By:  /s/ William P. Long
       -------------------------------------
       William P. Long, Attorney-in-Fact


                                  EXHIBIT INDEX

The following exhibits required by Item 601 of Regulations S-K promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.

  Exhibit No.                     Description                                 Incorporated by Reference/
                                                                        Filed Herewith (and Sequential Page #)
- ----------------    ----------------------------------------    -------------------------------------------------------
            4.1     Form of Common Stock Certificate            Incorporated  by reference to  Registration  Statement
                                                                on Form 10-SB  filed with the  Commission  on November
                                                                25, 1996, File No. 1-12497.

            4.2     Form of Series 2003C Warrant                Incorporated  by  reference to the  Company's  Current
                                                                Report on Form 8-K filed  with the  Commission  on May
                                                                28, 2003, File No. 1-12497.

            4.3     Form of Series 2003D Warrant                Incorporated by reference to the Company's Registration
                                                                Statement on Form S-3, File No. 333-106138, filed with
                                                                the Commission on June 16, 2003.

            4.4     Form of Registration  Rights  Agreement     Incorporated  by  reference to the  Company's  Current
                    (May 2003 private placement)                Report on Form 8-K filed  with the  Commission  on May
                                                                28, 2003, File No. 1-12497.

            4.5     Amended   and   Restated    Shareholder     Incorporated  by  reference to the  Company's  Current
                    Rights  Plan dated  October  15,  1999,     Report  on Form  8-K  filed  with  the  Commission  on
                    between    the   Company   and   Equity     November 19, 1999, File No. 1-12497.
                    Transfer Services, Inc.

            4.6     Form of Series 2001A Warrant                Incorporated  by reference to the Company's  Quarterly
                                                                Report  on Form  10-Q  filed  with the  Commission  on
                                                                August 14, 2001, File No. 1-12497.

            4.7     Form of Series 2001B Warrant                Incorporated  by reference to the Company's  Quarterly
                                                                Report  on Form  10-Q  filed  with the  Commission  on
                                                                August 14, 2001, File No. 1-12497.

            4.8     Amendment  to  Common  Share   Purchase     Incorporated by reference to the Company's Registration
                    Warrants dated June 5, 2003                 Statement on Form S-3, File No. 333-106138, filed with
                                                                the Commission on June 16, 2003.

              5     Opinion of  Goodman  and Carr LLP as to     Filed herewith
                    legality of securities offered

           10.1     Form of Registration  Rights  Agreement     Incorporated  by  reference to the  Company's  Current
                    (May 2003 private placement)                Report on Form 8-K filed  with the  Commission  on May
                                                                28, 2003, File No. 1-12497.

           23.1     Consent of Deloitte & Touche LLP            Filed herewith

           23.2     Consent of Goodman and Carr LLP             Included in Exhibit No. 5.

             24     Powers of Attorney                          Incorporated by reference to the Company's Registration
                                                                Statement on Form S-3, File No. 333-106138, filed with
                                                                the Commission on June 16, 2003.



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